STATEMENT ON SCHEDULE 13D


Item 1.   Security and Issuer.

     The class of equity securities to which this Statement relates is the common stock, par value $0.01 per share (the "Common Stock") of The Advest Group, Inc. ("Advest"), a Delaware corporation, whose principal executive offices are located at One Commercial Plaza, Hartford, Connecticut 06103.

Item 2.   Identity and Background.

     (a) - (c) Name: Chase Insurance Holdings Corporation ("the reporting person")

          Residence or Business Address:

          One Commercial Plaza
          Hartford, Connecticut 06103

          Present Principal Occupation or Employment:

     The reporting person is a wholly-owned subsidiary of American Ranger, Inc. ("ARI"). The common stock of ARI is 100% owned by D.T. Chase Enterprises, Inc. ("DTCE"), a holding company which invests in marketable and other securities. The reporting person invests in marketable and other securities. DTCE and ARI are described further in Item 6 below.

     The information required by subsections (a) through (c) of this Item 2 with respect to the executive officers and directors of the reporting person as of the date hereof, is incorporated herein by reference to such information in Exhibit A filed herewith.

     (d) During the past five years, the reporting person has not been convicted in a criminal proceeding (excluding misdemeanors similar to traffic violations). During the past five years, none of the executive officers or directors of the reporting person has been convicted in a criminal proceeding (excluding traffic violations or similar misdemeanors).

     (e) During the past five years, the reporting person has not been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction or has it, as a result of any such proceeding, been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violation with respect to such laws. During the past five years, none of the executive officers or directors of the reporting person has been a party to a civil proceeding of a judicial or administrative body of competent jurisdiction, nor has any of them, as a result of any such proceeding, been subject to a judgment, decree or final order enjoining future violations of, or prohibiting or mandating activities subject to, federal or state securities laws or finding any violations with respect to such laws.

     (f) Citizenship: The reporting person is a Delaware corporation. Each of the executive officers and directors of the reporting person is a citizen of the United States of America.

Item 3.   Source and Amount of Funds or Other Consideration.

     On December 29, 1993, in accordance with a Share Purchase Agreement dated December 23, 1993 among the reporting person, ARI and Fairfax Financial Holdings Limited ("Fairfax"), providing for the sale by the reporting person to Fairfax of all of the capital stock of Ranger Insurance Company ("Ranger"), the reporting person purchased 452,872 shares of Common Stock from Ranger. (Ranger had previously reported its ownership of these shares on a Statement on
Schedule 13G, and the reporting person and ARI had also previously reported their relationship to Ranger and these shares on Statements on Schedule 13G.
On March 17, 1993, DTCE acquired all of the issued and outstanding capital stock of ARI.) Ranger sold the 452,872 shares of Common Stock to the reporting person in partial consideration of a non-interest bearing demand promissory note in the principal amount of $12,058,777, payable on the earlier of the Closing Date of the sale of Ranger's capital stock to Fairfax and January 31, 1994. In order to secure this note, the reporting person collaterally assigned and transferred and granted to Ranger a security interest in the 452,872 shares of Common Stock along with other investments. On December 29, 1993, the reporting person resold the 452,872 shares of Common Stock to Ranger in return for the cancellation of the promissory note and the collateral assignment and security agreement ceased to be effective. (As of that date the agreements referred to in previous Statements on Schedule 13G under which ARI had certain conditional rights to a portion of the income derived by Ranger from its investment in such 452,872 shares were also terminated.)

Item 4.   Purpose of Transaction.

     The reporting person acquired the 452,872 shares of Common Stock for purposes of investment and for resale to Ranger in connection with the transaction with Fairfax described in Item 3.

Item 5.   Interest in Securities of the Issuer.

     (a)(i) As of December 29, 1993, before the resale to Ranger, the reporting person owned of record and beneficially 452,872 shares of Common Stock, or 5.1% of the 8,944,017 shares of Common Stock outstanding as of December 13, 1993, as reported in Advest's proxy statement for its 1994 Annual Meeting of Stockholders.

     (ii) In accordance with Rule 13d-4 under the Exchange Act, the reporting person expressly declares that the filing of this statement shall not be construed as an admission that it is, for the purposes of Section 13(d) or
Section 13(g) of the Exchange Act, the beneficial owner of any of the 121,000 shares of Common Stock, or 1.4% of the shares of Common Stock outstanding as of December 13, 1993, owned by the D&L Trust, the beneficiary of which is Roger M. Freedman, the spouse of Cheryl Chase Freedman, and the trustee of which is Rothschild Trust Cayman Limited.

     (b) The reporting person has sole power to vote, direct the voting of, dispose of, or direct the disposition of, the 452,872 shares of Common Stock owned by it, except to the extent that the reporting person shares voting or dispositive power with respect to such 452,872 shares with DTCE and ARI by reason of the affiliations described herein.

     (c) Besides the following transaction, no transactions occurred during the past sixty days:

                                   Price          Number     Where and How
               Character of         Per             of      Transaction Was
Date      Transaction         Share          Shares        Effected

12/29/93  Sale by Ranger      $6.63          452,872   Private Sale
               Insurance Company
               to the reporting
               person

     (d)  Not applicable.

     (e)  Not applicable.

Item 6. Contracts, Arrangements, Understandings or Relationships with Respect to Securities of the Issuer.

     David T. Chase, his daughter, Cheryl Chase Freedman and his son, Arnold L. Chase, are the directors and three of the executive officers of DTCE, the directors and executive officers of the reporting person and the directors and executive officers of ARI. All of the outstanding stock of DTCE is owned by David T. Chase (20.89%), Rhoda L. Chase (2.87%), Connecticut Financial Associates Limited Partnership ("CFA," a Connecticut partnership owned 99% by David T. Chase and 1% by his spouse, Rhoda L. Chase) (14.97%), Arnold L. Chase (8.75%), Cheryl Chase Freedman (16.15%), five trusts for the benefit of Arnold
L. Chase's children and two trusts for the benefit of Arnold L. Chase, his spouse and/or his children of which Stanley N. Bergman and Arnold L. Chase are co-trustees (18.185% in the aggregate), and five trusts for the benefit of Cheryl Chase Freedman's children and two trusts for the benefit of Cheryl Chase Freedman, her spouse and/or her children of which Stanley N. Bergman and Cheryl Chase Freedman are co-trustees (18.185% in the aggregate).

     Other than the foregoing, the reporting person knows of no contracts, arrangements, understandings or relationships (legal or otherwise) between any of the persons named in Item 2 and any other person with respect to any securities of Advest, including but not limited to, transfer or voting of any of the securities, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies.

     The reporting person has not agreed to act together with any of the foregoing persons or with any other person or entity for the purpose of acquiring, holding, voting or disposing of shares of Common Stock and the reporting person disclaims membership in any "group" with respect to the Common Stock for purposes of Section 13(d)(3) of the Exchange Act or Rule 13d-5(b)(1) adopted thereunder.

Item 7.   Material to be Filed as Exhibits.

     A.   Identity and Background of Executive
          Officers and Directors  . . . . . . . . . . . . . Page 8

     B.   Stock Purchase Agreement
          Dated December 29, 1993 . . . . . . . . . . . . . Pages 9-10

     C.   Non-Interest Bearing Promissory Note
          Dated December 29, 1993 . . . . . . . . . . . . . Page 11

     D.   Collateral Assignment and Security Agreement
          Dated as of December 30, 1993 . . . . . . . . . . Pages 12-13

                                   SIGNATURE

     After reasonable inquiry and to the best of its knowledge and belief, the reporting person certifies that the information set forth in this statement is true, complete and correct.
Date:     March 31, 1994      Chase Insurance Holdings Corporation



                         By  /s/ Cheryl Chase Freedman
                         Name:   Cheryl Chase Freeman
                         Title:  Executive Vice President